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                                                                    EXHIBIT 12.1


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)
                                   (Unaudited)


                                                                   THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                         JUNE 30,                     JUNE 30,
                                                                -------------------------     -------------------------
                                                                   1999           2000           1999           2000
                                                                ----------     ----------     ----------     ----------
Earnings:
       Loss before cumulative effect of a change in
             accounting  principle .........................    $  (95,311)    $  (72,407)    $ (147,069)    $ (121,635)
       Fixed charges, less interest capitalized ............        46,203         55,064         90,156        109,525
                                                                ----------     ----------     ----------     ----------
             Earnings ......................................    $  (49,108)    $  (17,343)    $  (56,913)    $  (12,110)
                                                                ==========     ==========     ==========     ==========

Fixed charges:
       Interest expense, including interest capitalized ....    $   42,120     $   45,659     $   82,619     $   92,026
       Amortization of deferred financing costs ............         1,143          1,152          2,260          2,304
       Interest portion of rental expense ..................         8,433          8,296         16,355         16,402
                                                                ----------     ----------     ----------     ----------
              Fixed charges ................................    $   51,696     $   55,107     $  101,234     $  110,732
                                                                ==========     ==========     ==========     ==========

Ratio of earnings to fixed charges .........................            --             --             --             --
                                                                ==========     ==========     ==========     ==========

Deficiency of earnings available to cover
       fixed charges .......................................    $ (100,804)    $  (72,450)    $ (158,147)    $ (122,842)
                                                                ==========     ==========     ==========     ==========
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